EXHIBIT 99.1

Genentech	NEWS RELEASE

	Media Contact:	Debra Charlesworth Mark Krajnak	(650) 225-2742 (650) 225-2792

	Investor Contact:	Kathee Littrell	(650) 225-1034

http://www.gene.com

GENENTECH REPORTS $3.3 BILLION IN REVENUES WITH $1.9 BILLION
IN ONCOLOGY SALES

-- 30 Percent Increase in Non-GAAP Earnings Per Share --

SOUTH SAN FRANCISCO, Calif. -- January 14, 2004 -- Genentech, Inc. (NYSE: DNA) today announced a 30 percent increase in non-GAAP earnings per share to $1.20 per share and a 28 percent increase in revenues driven by a 21 percent increase in product sales for 2003. GAAP earnings per share in 2003 increased to $1.06 per share after the cumulative effect of an accounting change.

            "The success that we are seeing from 2003 is a result of many years of effort. We view success over the long term and continue to focus on great science and execution," said Arthur D. Levinson, Ph.D., Genentech's chairman and chief executive officer. "We successfully launched two new products, RAPTIVA and Xolair, and received Priority Review from the U.S. Food and Drug Administration for the Biologic License Application for Avastin. With the approval of RAPTIVA, we have exceeded our 5X5 goal of five product approvals by the end of 2005."

Note: Genentech's non-GAAP earnings per share and non-GAAP net income exclude recurring charges related to the 1999 Roche redemption of Genentech's stock, litigation-related special items and the cumulative effect of the change in an accounting principle related to a synthetic lease. The differences in non-GAAP and GAAP numbers are reconciled in the tables below.

For 2003, including the three months ended December 31, 2003:
  Non-GAAP earnings per share for 2003 increased 30 percent to $1.20 per share compared to 92 cents per share for 2002. GAAP earnings per share for 2003 increased to $1.06 per share compared to 12 cents per share for 2002. GAAP earnings per share includes the impact of the recent settlement of litigation with Amgen and with Bayer, and the cumulative effect of the change in an accounting principle related to a synthetic lease for 2003.

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Non-GAAP earnings per share for the fourth quarter of 2003 increased 13 percent to 27 cents per share compared to 24 cents per share in the fourth quarter of 2002. GAAP earnings per share for the fourth quarter of 2003 increased 33 percent to 24 cents per share compared to 18 cents per share for the fourth quarter of 2002.

  Non-GAAP net income for 2003 increased 31 percent to $634.9 million compared to $483.6 million for 2002. GAAP net income for 2003 increased to $562.5 million compared to $63.8 million for 2002. GAAP net income includes the impact of the settlements with Amgen and with Bayer, and the cumulative effect of the accounting change related to a synthetic lease for 2003. Non-GAAP net income for the fourth quarter of 2003 increased 17 percent to $145.0 million from $124.2 million in the fourth quarter of 2002. GAAP net income for the fourth quarter of 2003 increased 37 percent to $126.7 million compared to $92.8 million for the fourth quarter of 2002.
  Operating revenues for 2003 increased 28 percent to $3,300.2 million compared to $2,583.7 million in 2002. This revenue growth was driven primarily by sales of Genentech's BioOncology products, Rituxan® (Rituximab) and Herceptin® (Trastuzumab). Total product sales increased 21 percent in 2003 to $2,621.4 million from $2,163.6 million in 2002.

Product Sales

  Sales of marketed products in 2003 increased 21 percent to $2,621.4 million from $2,163.6 million in 2002.
    BioOncology sales in 2003 were 73 percent of total product revenues compared to 72 percent of total product revenues in 2002.
  Rituxan sales in 2003 increased 28 percent to $1,489.1 million compared to $1,162.9 million in 2002.
    Net U.S. sales in 2003 were $1,360.2 million compared to $1,080.2 million in 2002.
    Ex-U.S. sales in 2003 were $128.9 million compared to $82.7 million in 2002.
  Herceptin sales in 2003 increased 10 percent to $424.8 million compared to $385.2 million in 2002.
  Growth hormone sales in 2003 increased 8 percent to $321.9 million compared to $297.2 million in 2002.
  Cardiovascular product sales in 2003 increased 3 percent to $185.2 million compared to $180.2 million in 2002.
  Pulmozyme® (dornase alfa) Inhalation Solution sales in 2003 increased 21 percent to $167.2 million compared to $138.1 million in 2002.
  Xolair® (Omalizumab), launched in July 2003, had sales of $25.3 million for the year.

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  RAPTIVA™ (efalizumab), launched in November, had sales of $1.4 million for the quarter.

Royalties

            Royalties in 2003 increased to $500.9 million compared to $365.6 million in 2002. The increase is primarily due to higher sales by various licensees.

Contract Revenues

            Contract revenues in 2003 increased to $177.9 million compared to $54.5 million in 2002. The increase is primarily due to higher revenues from product opt-ins and reimbursement on development efforts from ongoing collaborations.

Total Costs and Expenses

            Costs and expenses increased as anticipated in 2003 as compared to 2002.

  Research and development (R&D) expenses increased in 2003 to $722.0 million compared to $623.5 million in 2002. R&D expenses as a percentage of operating revenues in 2003 were 22 percent compared to 24 percent in 2002.
  Cost of sales in 2003 increased to $480.1 million from $441.6 million in 2002, primarily due to the increase in product sales. Cost of sales as a percentage of product sales in 2003 was 18 percent as compared to 20 percent in 2002 due to lower manufacturing costs on products sold.
  Marketing, general and administrative (MG&A) expenses in 2003 increased to $794.8 million compared to $546.2 million in 2002 due to ongoing expenses for commercial products, primarily the launches of Xolair and RAPTIVA, the potential launch of Avastin™ (bevacizumab), increased promotional programs, higher corporate functional and other expenses, and higher royalty expenses. MG&A expenses as a percentage of operating revenues in 2003 increased to 24 percent as compared to 21 percent in 2002.
  Collaboration profit-sharing expenses in 2003 increased $457.5 million compared to $350.7 million in 2002. The increase was due primarily to an increased Rituxan profit-sharing expense due to higher Rituxan sales.

            "Our 2003 results are indicative of the overall strength of our strategy of managing our business to build both short- and long-term value," said Louis J. Lavigne, Jr., Genentech's executive vice president and chief financial officer. "We exceeded our EPS performance targets, while at the same time making significant investments in our new product launches and increasing our R&D investments for future growth potential."

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            Genentech is a leading biotechnology company that discovers, develops, manufactures, and commercializes biotherapeutics for significant unmet medical needs. Seventeen of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes 12 biotechnology products in the United States. The company has headquarters in South San Francisco, California, and is traded on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

Webcast:

Genentech will be offering a live webcast of a discussion by Genentech management of the earnings and other business results on Wednesday, January 14, 2004 at 2:15 p.m. PT. The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will also be available after the call via the website until 5:00 p.m. PT on January 28, 2004. An audio replay of the webcast will be available beginning at 5:15 p.m. PT on January 14, 2004, through 5:15 p.m. PT on January 21, 2004. Access numbers for this replay are: 1-800-642-1687 (US/Canada) and 1-706-645-9291 (international); conference identification number is 4512259.

Genentech Business and Product Development
Events in the Fourth Quarter 2003

Marketed and Pipeline Product Events

Oncology

Avastin™ (bevacizumab):  On December 1, 2003, Genentech announced that the Biologics License Application (BLA) for Avastin was accepted by the U.S. Food and Drug Administration (FDA). As part of the Avastin BLA filing, Genentech requested and was granted Priority Review designation from the FDA. Based on the Priority Review designation, the FDA has six months from the submission date, or by the end of March 2004, to take action on the BLA filing. The final portion of the BLA was submitted on September 29, 2003, under the FDA's Fast Track designation, as a treatment for first-line metastatic colorectal cancer in combination with chemotherapy. In late November, Genentech and Roche announced that a Phase II study of Avastin plus 5FU/Leucovorin chemotherapy in 209 previously untreated metastatic colorectal cancer patients showed a 29 percent improvement in median survival, the primary endpoint, which did not achieve statistical significance. The study also showed a 67 percent prolongation in median progression-free survival, which was highly statistically significant, in patients treated with Avastin plus 5FU/Leucovorin compared to 5FU/Leucovorin alone.

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Rituxan® (Rituximab):  There were over 250 abstracts on Rituxan presented at the 45th Annual American Society of Hematology (ASH) meeting in early December, including positive results of the first Phase III trial with Rituxan in previously untreated (front-line) patients with indolent non-Hodgkin's lymphoma (NHL) and initial results of a Phase II study suggesting that Rituxan maintenance therapy prolongs remission in indolent NHL. At ASH, Genentech and Biogen Idec were informed that a large, Phase III study evaluating Rituxan in combination with chemotherapy as a front-line treatment for aggressive lymphoma had met its pre-specified primary efficacy endpoint early. Also presented were promising results of a Phase III study of Rituxan as a front-line and maintenance therapy in the treatment of newly diagnosed, diffuse, large, B-cell, or aggressive NHL. Earlier in the quarter, Genentech, Biogen Idec and Roche announced that they had been informed that an Eastern Cooperative Oncology Group (ECOG) Phase III study (E1496) evaluating Rituxan maintenance therapy had met its pre-specified primary efficacy endpoint early.

Herceptin® (Trastuzumab):  At the 26th Annual San Antonio Breast Cancer Symposium in early December, Genentech and Roche announced updated results from a clinical study evaluating Herceptin in combination with Taxotere® (docetaxel) as a first-line treatment for HER2 (human epidermal growth factor receptor-2) positive metastatic breast cancer patients. The multi-center, randomized Phase II trial results suggest that adding Herceptin to docetaxel resulted in an increase in median survival of 51 percent, or 9.4 months (27.7 months for patients treated with Herceptin and docetaxel compared to 18.3 months for patients treated with docetaxel alone).

Immunological Disease

RAPTIVA™ (efalizumab):  On October 27, 2003, Genentech and XOMA Ltd. announced that RAPTIVA was approved by the FDA for the treatment of chronic moderate-to-severe plaque psoriasis in adults age 18 or older who are candidates for systemic therapy or phototherapy. RAPTIVA was launched on November 17, and on November 19, Genentech and XOMA announced results of a study published in the November 20 issue of the New England Journal of Medicine in which patients with moderate-to-severe plaque psoriasis receiving 12 weeks of treatment with RAPTIVA experienced a significant reduction in the signs and symptoms associated with psoriasis. In addition, most patients who received extended treatment to 24 weeks continued to benefit.

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Rituxan for Rheumatoid Arthritis (RA):  In October, Genentech, Biogen Idec and Roche announced positive follow-up results from a Phase II study showing that a single, short course of treatment (two infusions during the first 15 days of treatment) with Rituxan, alone or in combination with either methotrexate (MTX) or cyclophosphamide (CTX), improved symptoms in patients with moderate-to-severe RA for up to 48 weeks compared to MTX alone.

Growth Hormone

Nutropin® [somatropin (rDNA origin) for injection]:  On December 19, 2003, Genentech submitted a supplemental New Drug Application (sNDA) to the FDA for the additional indication of Nutropin for the long-term treatment of idiopathic short stature (ISS), also called non-growth hormone-deficient short stature, defined by a height score of less than -2.25 standard deviations below the mean for normal height and associated with growth rates unlikely to permit attainment of adult height in the normal range, in pediatric patients whose epiphyses are not closed and for whom diagnostic evaluation excludes other causes associated with short stature that should be observed or treated by other means. In the fourth quarter, the study of Nutropin Depot in patients with adult growth hormone deficiency met its primary endpoint. Data has been submitted to the Endocrine Society for presentation in 2004. Discussions are underway between Genentech and Alkermes on a potential filing of these data to the FDA.

Vascular Disease

TNKase™ (Tenecteplase):  In November, Boehringer Ingelheim and Genentech announced that they plan to test the single-bolus thrombolytic TNKase/Metalyse® in combination with percutaneous coronary intervention (PCI), also known as primary angioplasty, as a potential treatment regimen for acute myocardial infarction (AMI).

Corporate Events

Genentech announced it was named by FORTUNE Magazine as one of the "100 Best Companies To Work For" for the sixth consecutive year. Genentech moved up the list to number 15 from number 80 in 2002.

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Genentech and Lonza Group Ltd. announced in December that the companies have entered into a long-term manufacturing agreement under which Lonza Biologics will manufacture commercial quantities of Rituxan for Genentech at Lonza's production facility in Portsmouth, New Hampshire.

Genentech was named by Science magazine as "the top employer and most admired company in the biotechnology and pharmaceutical industries" for the second year in a row. The honor was the result of a survey sponsored by Science magazine and conducted by Hughes Research Worldwide of Rockville, Maryland, involving readers of Science who work in the pharmaceutical, biotechnology, and biopharmaceutical industries in the United States and Western Europe.

Genentech announced that its Board of Directors authorized the repurchase of up to $1 billion of its common stock through December 31, 2004.

The statements made in this press release relating to Genentech's future growth potential are forward-looking and actual results could differ materially. Among other things, Genentech's future growth potential could be impacted by a number of factors, including FDA actions or delays or failure to receive FDA approval, competition, pricing, reimbursement, the ability to supply product, product withdrawals, new product approvals and launches, achieving sales revenue consistent with internal forecasts, unanticipated expenses such as litigation or legal settlement expenses or equity securities writedowns, costs of sales, R&D expenses, fluctuations in contract revenues and royalties, and fluctuations in tax and interest rates.

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GENENTECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended December 31,

	2003				2002(6)

	GAAP(1)	Differences		Non-GAAP(2)	GAAP(1)	Differences		Non-GAAP(2)

Revenues:
Product sales	$723,736			$723,736	$611,765			$611,765
Royalties	148,307			148,307	113,090			113,090
Contract revenue	61,856			61,856	18,339			18,339

Total operating revenues	933,899			933,899	743,194			743,194

Costs and expenses:
Cost of sales	126,202			126,202	119,838			119,838
Research and development	215,627			215,627	185,210			185,210
Marketing, general and administrative	263,505			263,505	169,631			169,631
Collaboration profit sharing	133,927			133,927	104,510			104,510
Recurring charges related to redemption	38,586	$(38,586)	(3)	-	38,928	$(38,928)	(3)	-
Special items: litigation-related	(8,119)	8,119	(4)	-	13,394	(13,394)	(4)	-

Total costs and expenses	769,728	(30,467)		739,261	631,511	(52,322)		579,189

Operating margin	164,171	30,467		194,638	111,683	52,322		164,005

Other income, net(5)	20,334	-		20,334	27,418	-		27,418

Income before taxes	184,505	30,467		214,972	139,101	52,322		191,423
Income tax provision	57,774	12,170		69,944	46,274	20,929		67,203

Net income	$126,731	$18,297		$145,028	$92,827	$31,393		$124,220

Earnings per share:
Basic	$0.24	$0.04		$0.28	$0.18	$0.06		$0.24

Diluted	$0.24	$0.03		$0.27	$0.18	$0.06		$0.24

Weighted average shares used to compute earnings per share:
Basic	523,695			523,695	514,156			514,156

Diluted	535,764			535,764	518,976			518,976

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(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
(2)	Non-GAAP amounts exclude litigation-related special items and recurring charges related to the 1999 redemption of Genentech's Special Common Stock.
(3)	Represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)	Represents amounts received in Q4 2003 related to a litigation settlement, net of accrued interest and costs in Q4 2003 and 2002 related to a surety bond for the City of Hope trial judgment.
(5)

As part of our strategic alliance efforts, we invest in debt and equity securities of certain biotechnology companies with which we have or have had collaborative agreements. The "other income, net" includes realized gains from the sale of certain of these biotechnology equity securities and write-downs in 2002 for other-than-temporary declines in the fair value of certain of these biotechnology debt and equity securities. In addition, "other income, net" includes interest income and interest expense. For further detail, refer to our web site at www.gene.com.

(6)	Certain reclassifications of prior period amounts have been made to conform with the current year presentation.

GENENTECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

		Year Ended December 31,

		2003				2002(7)

		GAAP(1)	Differences		Non-GAAP(2)	GAAP(1)	Differences		Non-GAAP(2)

	Revenues:
	Product sales	$2,621,490			$2,621,490	$2,163,665			$2,163,665
	Royalties	500,903			500,903	365,550			365,550
	Contract revenue	177,934			177,934	54,443			54,443

	Total operating revenues	3,300,327			3,300,327	2,583,658			2,583,658

	Costs and expenses:
	Cost of sales	480,123			480,123	441,630			441,630
	Research and development	721,970			721,970	623,482			623,482
	Marketing, general and administrative	794,845			794,845	546,276			546,276
	Collaboration profit sharing	457,457			457,457	350,725			350,725
	Recurring charges related to redemption	154,344	$(154,344)	(3)	-	155,713	$(155,713)	(3)	-
	Special items: litigation-related	(113,127)	113,127	(4)	-	543,905	(543,905)	(4)	-

	Total costs and expenses	2,495,612	(41,217)		2,454,395	2,661,731	(699,618)		1,962,113

	Operating margin	804,715	41,217		845,932	(78,073)	699,618		621,545

	Other income, net(6)	92,791	-		92,791	107,822	-		107,822

	Income before taxes and cumulative effect of accounting change	897,506	41,217		938,723	29,749	699,618		729,367
	Income tax provision (benefit)	287,324	16,366		303,690	(34,038)	279,835		245,797

	Income before cumulative effect of accounting change	610,182	24,851		635,033	63,787	419,783		483,570
	Cumulative effect of accounting change, net of tax	(47,655)	47,655	(5)	-	-	-		-

	Net income	$562,527	$72,506		$635,033	$63,787	$419,783		$483,570

	Earnings per share:
Basic:	Earnings before cumulative effect of accounting change	$1.18	$0.05		$1.23	$0.12	$0.81		$0.93
	Cumulative effect of accounting change, net of tax	(0.09)	0.09		-	-	-		-

	Net earnings per share	$1.09	$0.14		$1.23	$0.12	$0.81		$0.93

Diluted:	Earnings before cumulative effect of accounting change	$1.15	$0.05		$1.20	$0.12	$0.80		$0.92
	Cumulative effect of accounting change, net of tax	(0.09)	(0.09)		-	-	-		-

	Net earnings per share	$1.06	$0.14		$1.20	$0.12	$0.80		$0.92

	Weighted average shares used to compute earnings per share:
	Basic	517,240			517,240	519,192			519,192

	Diluted	528,810			528,810	524,408			524,408

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(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
(2)

Non-GAAP amounts exclude litigation-related special items, recurring charges related to the 1999 redemption of Genentech's Special Common Stock, and the cumulative effect of a change in accounting principle related to our adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," (or FIN 46), on July 1, 2003, net of tax effects.

(3)	Represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)

Represents amounts received in 2003 related to the Amgen and Bayer litigation settlements, net of accrued interest and costs in 2003 and 2002 related to a surety bond for the City of Hope trial judgment.

(5)	Amount represents the cumulative effect of the accounting change related to our adoption of FIN 46 on July 1, 2003.
(6)

As part of our strategic alliance efforts, we invest in debt and equity securities of certain biotechnology companies with which we have or have had collaborative agreements. The "other income, net" includes realized gains from the sale of certain of these biotechnology equity securities, as well as changes in the recoverability of our debt securities in 2002. In addition, "other income, net" includes write-downs for other-than-temporary declines in the fair value of certain of these biotechnology debt and equity securities, interest income and interest expense, net of amounts capitalized in 2002. For further detail, refer to our web site at www.gene.com.

(7)	Certain reclassifications of prior period amounts have been made to conform with the current year presentation.

GENENTECH, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	December 31,

	2003		2002(7)

Selected balance sheet data:
Cash and short-term investments	$1,511,772		$1,034,572
Accounts receivable - product sales, net	315,097		242,907
Accounts receivable - royalties, net	184,163		116,423
Accounts receivable - other, net	74,831		59,151
Inventories	469,640		393,542
Long-term marketable securities and other	1,422,886		567,286
Property, plant and equipment, net	1,617,912	(5)	1,068,734
Goodwill	1,315,019		1,315,019
Other intangible assets	810,810		927,538
Other long-term assets	812,714	(4)	796,758	(4)
Total assets	8,736,171		6,758,119
Total current liabilities	873,031		646,660
Total liabilities	2,215,873	(6)	1,419,235
Total stockholders' equity	6,520,298		5,338,884

Year-to-date:
Capital expenditures	$321,955		$322,832

Total GAAP(1) depreciation and amortization expense	295,449		274,956
Less: redemption related amortization expense(3)	(154,344)		(155,713)

Non-GAAP(2) depreciation and amortization expense	$141,105		$119,243

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(1)	In accordance with U.S. generally accepted accounting principles (or GAAP).
(2)	Non-GAAP amounts exclude amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(3)	Represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(4)	Includes $630 million of restricted cash pledged to secure a bond for the City of Hope trial judgment.
(5)	Includes $348 million of assets related to the consolidation of a variable interest entity pursuant to Financial Accounting Standards Board Interpretation No. 46 (or FIN 46) on July 1, 2003.
(6)	Includes $412 million of debt related to the consolidation of a variable interest entity pursuant to FIN 46.
(7)	Certain reclassifications of prior period amounts have been made to conform with the current year presentation.